QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Huntsman Corporation on Form S-1 of our reports on the consolidated financial statements of Vantico Group S.A. and subsidiaries at December 31, 2002 for the six month period ended June 30, 2003, and for the years ended December 31, 2002 and 2001 dated April 14, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS No. 142 in 2002), appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE S.A.

Edouard Schmit, Partner
Luxembourg
November 23, 2004

QuickLinks

  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM